UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 22, 2005

EnPro Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	001-31225	01-0573945
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina		28209
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-731-1500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Item 1.01 Entry into a Material Definitive Agreement

On February 15, 2005, the Compensation and Human Resources Committee of the Board of Directors (the "Compensation Committee") of EnPro Industries, Inc. (the "Company") approved the awards payable under the Company’s Senior Executive Annual Performance Plan ("Annual Plan") and the Company’s Long-Term Incentive Plan ("LTIP"). The Compensation Committee also established the financial metrics and targets for awards under the Annual Plan for fiscal year 2005 and for the 2005-2007 performance cycle under the LTIP. These metrics are applicable to all of the Company’s corporate staff who participate in the Annual Plan and the LTIP, including the Company’s chief executive officer and its four other most highly compensated executive officers for the Company’s last completed fiscal year (the "named executive officers"). In addition, the Compensation Committee revised the amount and form of compensation to be paid to the Company’s non-employee directors.

Management Compensation

The Compensation Committee approved performance plan awards for the named executive officers based on the Company achieving certain financial goals for performance periods that ended December 31, 2004. The performance factors and weightings for 2004 under the Annual Plan were as follows: Company Free Cash Flow, 45%; Net Income, 30%; and Net Cash Outflow for Asbestos and Trailing Liabilities, 25%. The performance factors and weightings for the 2003-2004 LTIP performance cycle were as follows: Company Free Cash Flow, 50%; Company Return on Equity, 30%; and Net Cash Outflow for Asbestos and Trailing Liabilities, 20%.

Based on the Company’s performance during 2004, the Compensation Committee approved the following payments under the Annual Plan to the named executive officers: Mr. Schaub, $373,500; Mr. Dries, $128,650; Mr. Magee, $116,200; Mr. Driscoll, $112,050; and Mr. Rehley, $44,446. Based on the Company’s performance during 2003 and 2004, the Compensation Committee also approved the following payments under the LTIP to the named executive officers: Mr. Schaub, $725,777; Mr. Dries, $297,480; Mr. Magee, $260,295; Mr. Driscoll, $260,295; and Mr. Rehley, $51,590.

Because the calculations for payments under the Annual Plan and the LTIP did not take into account a large insurance payment received in early 2005 as a result of a 2004 settlement, the Compensation Committee approved the following additional bonuses: Mr. Schaub, $250,115; Mr. Dries, $109,098; Mr. Magee, $80,081; Mr. Driscoll, $77,837; and Mr. Rehley, $29,722.

The Compensation Committee established award opportunities and metrics for a cash incentive under the Annual Plan for fiscal 2005. The performance factors and weightings for an award are as follows: Company Free Cash Flow, 35%; Net Income, 25%; Net Cash Outflow for Asbestos and Trailing Liabilities, 20%; and Sales, 20%. The target amounts for 2005 are as follows: Mr. Schaub, $450,000; Mr. Dries, $170,500; Mr. Magee, $140,000; Mr. Driscoll, $135,000 and Mr. Rehley, $53,550. Incentive payments under the Annual Plan can range from 0% to 200% of target.

The Compensation Committee also established award opportunities and metrics for both a cash incentive and a payment of performance shares under the LTIP for the three-year performance period 2005-2007. The performance factors and weightings for the cash portion are as follows: Company Free Cash Flow Before Asbestos, 50%; Company Return on Capital, 30%; and Net Cash Outflow for Asbestos and Trailing Liabilities, 20%. The performance factors and weightings for the performance share awards are as follows: Return on Capital, 60%; and Free Cash Flow Before Asbestos, 40%. The total value of the LTIP target awards for the 2005-2007 performance cycle, one-half of which is payable in cash and the other one-half of which is payable in performance shares, are as follows: Mr. Schaub, $1,200,000; Mr. Dries, $400,000; Mr. Magee, $350,000; Mr. Driscoll, $350,000; and Mr. Rehley, $70,000. Cash payments under the LTIP can range from 0% to 200% of target, and performance share awards can range from 0% to 150% of target.

The form of Long-Term Incentive Plan Award Grant is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Director’s Compensation

In order to motivate directors of the Company to attend all board committee meetings, including committees on which a director does not serve, to enhance director stock ownership and to simplify the administration of director compensation, the following fee structure became effective as of January 1, 2005:

The cash retainer remains at $38,000 annually; the stock retainer increases from $20,000 to $25,000 annually; and the fee for all board and committee meetings (including telephonic meetings) decreases from $1,500 to $1,000 per meeting. Meeting fees are paid to any non-employee director who attends a committee meeting, even if the director does not serve on the committee. Each non-employee director who serves as a committee chairman continues to receive an additional $4,000 annually and the non-executive chairman of the board continues to receive an additional monthly fee of $15,000.

Subject to shareholder approval of changes to the Company’s Amended and Restated 2002 Equity Compensation Plan, the stock retainer portion of each director’s compensation will be awarded under that plan in the form of phantom shares. Upon retirement from the Board, a director will receive shares of the Company’s common stock as payment for these phantom shares. The form of Non-Employee Director’s Phantom Share Award Grant is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 18, 2005, Quanta Indemnity Company ("Quanta") posted an appeal bond in the amount of $34,119,714 on behalf of Garlock Sealing Technologies LLC ("Garlock"), a wholly-owned subsidiary of the Company. The bond was required in connection with the appeal of a verdict by a Los Angeles jury awarding $7.6 million compensatory damages and $15 million punitive damages against Garlock in an asbestos personal injury case, in order to stay enforcement of the judgment pending the appeal. The bond will remain outstanding until the appeal is concluded or the case is settled. The Company and Garlock have agreed to indemnify Quanta to the extent it incurs any losses or makes any payments under the bond, and have placed $34,119,714 into an escrow account as collateral for the bond.

Item 9.01. Financial Statements and Exhibits.

Item 9.01 Exhibits

Exhibit 99.1 – EnPro Industries, Inc. Long-Term Incentive Plan Award Grant.

Exhibit 99.2 – EnPro Industries, Inc. 2002 Equity Compensation Plan (2005 Amendment and Restatement) Outside Director Phantom Shares Award Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnPro Industries, Inc.

February 22, 2005	By:	Richard L. Magee

Name: Richard L. Magee
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	EnPro Industries, Inc. Long-Term Incentive Plan Award
99.2	EnPro Industries, Inc. 2002 Equity Compensation Plan (2005 Amendment and Restatement) Outside Director Phantom Share Award Agreement